                                  EXHIBIT 24.6

                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that I, the undersigned, do hereby appoint Lionel Reilly, or Neal Soderquist, or either of them, attorney for me and in my name and on my behalf to sign the Registration Statement on Form S-1 of PROFESSIONAL VETERINARY PRODUCTS, LTD., and any amendment or supplement thereto, to be filed with the Securities and Exchange Commission under the Securities Act of 1933 with respect to the registration of the common stock of Professional Veterinary Products, Ltd., and generally to do and perform all things necessary to be done in the premises as fully and effectually in all respects as I could do if personally present.

     IN WITNESS WHEREOF, I have hereunto set my hand this 20/th/ day of December, 2001.

                                            /s/ Raymond C. Ebert II



STATE OF MISSOURI                   )
                                    )       ss.
COUNTY OF CASS                      )


         On this 20/th/ day of December, 2001, before me, a Notary Public qualified for said County, personally came Raymond C. Ebert II, known to me to be the identical person who signed the foregoing instrument and acknowledged the execution thereof to be his voluntary act and deed.


                                            /s/ Denise A. Edmonsond
                                            Notary Public

                                            My commission expires:
                                            April 10, 2004